UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2009
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Capital Growth Systems, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Florida --------------------------------------	0-30831 -------------------------------	65-0953505 ----------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661
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(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation From the Board

On January 27, 2009, Martin Katz resigned as a member of Capital Growth Systems, Inc.’s (the “Company”) Board of Directors (the “Board”).  Mr. Katz had been a member of the audit committee of the Board.  Mr. Katz’ resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

(d) Appointment of New Director

On January 27, 2009, following the resignation of Mr. Katz from the Board, the remaining directors of the Company, pursuant to their authority under the Company’s Amended and Restated By-laws, appointed Charles R. Wright to fill the vacancies on the Board and the audit committee of the Board created by Mr. Katz’ resignation.  Mr. Wright’s appointment to the Board and the audit committee became effective immediately.  Please see Exhibit 99.1 to this 8-K for additional biographical information regarding Mr. Wright.

As a non-management member of the Board, in remuneration for his services, Mr. Wright will receive $10,000 annually, payable on a quarterly basis for each quarter that he serves as a director of the Company.  Service on the Board includes attending up to ten Board/committee meetings per year, at least four of which are to be in-person (the “Meeting Minimum”).  For each in-person Board/committee meeting in excess of the Meeting Minimum, Mr. Wright will receive $500 for each half-day and $1,000 for each full-day of Board/committee meetings attended.  For each telephonic Board/committee meeting in excess of the Meeting Minimum, Mr. Wright will receive $250 for each half-day and $500 for each full-day of Board/committee meetings attended; provided that no additional compensation will be paid for telephonic meetings that do not last more than one hour.

The options described below were issued under the Company’s 2008 Long-Term Incentive Plan.  A copy of the Plan is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2008.

Effective January 27, 2009, the Company granted to Mr. Wright options to purchase 400,000 shares of the Company’s common stock at an exercise price equal to $0.24 per share, with such options expiring January 27, 2019.  The options vest over a period of three years, as follows:  100,000 vest immediately on joining the Board and 100,000 vest on each of next three anniversaries thereof.  Upon a “change in control,” as that term is defined in the Plan, any unvested options vest immediately.  Mr. Wright may not exercise his vested options until such point in time as the Company has sufficient available shares outstanding for issuance to permit such exercise, exclusive of all shares of common stock reserved for issuance with respect to currently outstanding convertible debentures and the warrants issued to the holders of convertible debentures.

Further, Mr. Wright entered into the Company’s form of Director Indemnification Agreement, pursuant to which the Company agreed to indemnify Mr. Wright from certain expenses, including reasonable attorney’s fees, incurred by Mr. Wright as a result of serving on the Board (and/or a committee of the Board), subject to certain exclusions for certain delineated matters.  A copy of the Company’s form of Director Indemnification Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2008.

There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which Mr. Wright had or will have a direct or indirect material interest.

Other than the Indemnification Agreement, option issuance, and non-management director compensation mentioned herein:  (i) there are no arrangements or understandings between Mr. Wright and any other person pursuant to which Mr. Wright was selected as a director and (ii) there is no material plan, contract, or arrangement (whether or not written) to which Mr. Wright is a party, or in which he participates, that is entered into or materially amended in connection with the appointment of Mr. Wright to the Board or any grant or award to Mr. Wright, or modification thereto, under any such plan, contract, or arrangement in connection with any such event.

Item 9.01                 Exhibits.

99.1           Press Release, dated February 3, 2009, of Capital Growth Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2009

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Jim McDevitt
Jim McDevitt
Chief Financial Officer